EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of American Security Resources Corp. (the “Company”) dated July 11, 2008, of our report dated March 28, 2007, relating to the Company’s consolidated financial statements appearing in the Form 10-K for the year ended December 31, 2006.

DATED July 22, 2008	By: /s/ Malone and Bailey, P.C.
Malone and Bailey, P.C.